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                                                                   Exhibit 11

                     GOVERNMENT TECHNOLOGY SERVICES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   (In thousands, except per share amounts)


                                                          Three Months Ended
                                                               March 31,
                                                          -------------------
                                                            1998       1997
                                                          --------   --------

Net loss. . . . . . . . . . . . . . . . . . . . . . . . . $  (3,509) $ (3,404)
                                                          ========   ========

Weighted average shares of common
   stock outstanding. . . . . . . . . . . . . . . . . . .     6,756     6,725
                                                           ========  ========

Net loss per common share and common
   share equivalent . . . . . . . . . . . . . . . . . . . $   (0.52) $  (0.51)
                                                           ========  ========
